Exhibit 10.5

CONSTRUCTION LOAN ADMINISTRATION AGREEMENT

THIS CONSTRUCTION LOAN ADMINISTRATION AGREEMENT ("Agreement") is made as of the 7th day of July, 2005, by Bank of America, N.A. ("Bank"), and the Borrower identified in Exhibit B ("Borrower"), who agree as follows:

RECITALS:

WHEREAS, Bank has agreed to loan to Borrower amounts up to an aggregate of Twenty Three Million Two Hundred Twelve Thousand Five Hundred Fifty and No/100 Dollars ($23,180,008.00) of which of up to $18,721,550 shall be available on a term loan basis for the purposes of financing and/or refinancing the acquisition costs of a skilled nursing facility known as Hacienda De Vida, consisting of a 128 bed skilled nursing facility and a 44 unit assisted living facility, and up to $4,458,458 shall be available for providing financing for the construction of a 21-unit assisted living expansion and a connected 20-unit Alzheimer’s building (the "Project"); and

WHEREAS, the foregoing loans from Bank shall be evidenced by three (3) notes, being a $4,458,458.00 construction loan note, a $9,360,775.00 floating rate term note and a $9,360,775.00 fixed rate term note; and

WHEREAS, the $4,458,458.00 Construction Loan Promissory Note evidencing the construction loan (the "Construction Loan") from Bank to Borrower shall be disbursed by Bank to enable Borrower to construct the 21-unit assisted living expansion and a connected 20-unit Alzheimer’s building contiguous to Hacienda De Vida; and

WHEREAS, Bank requires that disbursements from the Construction Loan be approved by Bank pursuant to criteria hereinafter set forth; and

WHEREAS, the purpose of this Agreement is to set forth the terms and conditions related to administration and disbursement of the Construction Loan.

Section 1. - ADMINISTRATION OF THE CONSTRUCTION LOAN

Section 1.1. General Information and Purpose. The Basic Information attached as Exhibit "B" and all other exhibits, which are made a part of this Agreement and incorporated herein by reference, contain definitions of certain terms used herein, and also contain other terms, provisions, and conditions applicable to the Construction Loan. The proceeds of the Construction Loan are to be used by Borrower to pay the cost of the construction of the Improvements on the Land, and other costs regarding the Property if and to the extent that such costs are specifically provided for in the Budget. The Loan Documents, which must be in form, detail and substance satisfactory to Bank, evidence the agreements of Borrower and Bank with respect to the Construction Loan. Borrower shall comply with all Loan Documents.

Section 1.2. Administration of Construction Loan. Bank agrees to administer the Construction Loan in accordance with the terms and conditions of this Agreement.

Section 1.3. Budget. The Construction Loan amounts are allocated for the costs of the Project shown in the Budget attached as Exhibit "D". The Budget has been prepared by the Borrower, and Borrower represents to Bank that it includes all projected costs and expenses (the "Aggregate Cost") incident to the Project, after taking into account the requirements of this Agreement. Bank shall not be required to approve a Requisition which includes (a) any advance for any cost not set forth in the Budget, (b) any advance for any line item in the Budget that, when added to all prior advances for that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item or (ii) the sum allocated in the Budget for that line item, (c) any advance for any contingency line item unless Bank consents to such advance in its sole discretion, reasonably exercised, or (d) any advance other than as provided in the Budget or to make any advance for interest on the Construction Loan after commencement of operations in the Improvements if and to the extent that there is sufficient net operating income from the Property to cover any such interest. Bank may approve Requisitions for advances allocated to line items in the Budget for other purposes or in different proportions as Bank in its sole discretion deems necessary or advisable. Any reallocation of Construction Loan amounts from one Budget line item to another, or any other amendment to the Budget, shall be subject to Bank's approval prior to the making of any advance of the Construction Loan based upon such reallocation or amendment.

Section 1.4. Borrower's Deposit. If at any time Bank determines that the sum of (i) the unadvanced portion of the Construction Loan to which Borrower is entitled, plus (ii) the amounts of the Aggregate Cost which are scheduled to be paid by Borrower from funds which are available, set aside and committed, to Bank's satisfaction, is or will be insufficient to pay the unpaid actual Aggregate Cost, Borrower shall, within seven (7) days after written notice from Bank, deposit with Bank the amount of the deficiency ("Borrower's Deposit") in an interest-bearing account of Bank's selection with interest earned thereon to be part of the Borrower's Deposit. Such Borrower's Deposit shall be advanced as construction progresses in accordance with this Agreement before any, or any additional, Construction Loan disbursements are made. Upon a Default, Bank may (but shall have no obligation to) apply all or any part of the Borrower's Deposit against the unpaid Obligations in such order as Bank determines.

Section 2. - ADDITIONAL COVENANTS AND AGREEMENTS

Section 2.1. Plans. Borrower assumes full responsibility for the compliance of the Plans and the Property and the construction of the Improvements in accordance with all laws, governmental requirements and sound building and engineering practices. No construction shall be undertaken on the Land except as shown in the Plans. No plans or specifications, or any changes thereto, except Permitted Changes, shall be included as part of the Plans until consented to by Bank, all applicable governmental authorities, and all parties required under the Loan Documents.

Section 2.2. Contracts. Bank shall have the right of approval as to parties, terms, and all other matters, with respect to (a) any contract for the performance of any work or the supplying of any labor, materials, or services for the design or construction of the Improvements, (b) any management, leasing, maintenance or other contract pertaining to the Property and (c) the modification, amendment or termination of any such contracts. Borrower shall not default under any contract, Borrower shall not permit any contract to terminate by reason of any failure of Borrower to perform thereunder, and Borrower shall promptly notify Bank of any material default thereunder. Borrower will deliver to Bank, upon request of Bank, the names of all persons or entities with whom each contractor has contracted or intends to contract for the construction of the Improvements or for the furnishing of labor or materials therefore.

Section 2.3. Construction of the Improvements. Borrower shall complete construction of the Improvements, and shall obtain a permanent unconditional certificate of occupancy and all other permits, licenses, and approvals for the occupancy, use and operation of the Improvements from all applicable governmental authorities on or before the Completion Date, free and clear of all liens except the Loan Documents. Borrower shall correct promptly (a) any material defect in the Improvements, (b) any material departure from the Plans, law, or governmental requirements, or (c) any encroachment by any Improvements or structure on any building setback line, easement, property line or restricted area. Borrower shall not permit cessation of work for a period in excess of fifteen (15) consecutive days.

Section 2.4. Changes. Without Bank's prior written consent, Borrower shall not change or modify the Plans, agree to any change order, or allow any extras to any contractor or any subcontractor, except that Borrower may make the Permitted Changes if: i) Borrower notifies Bank in writing of the change or extra with appropriate supporting documentation and information; ii) Borrower obtains the approval of the applicable contractor, Borrower's architect, and all sureties; iii) the structural integrity, quality and standard of workmanship of the Improvements is not impaired; iv) no substantial change in architectural appearance is affected; v) no default in any obligation to any person or violation of any law or governmental requirement would result from such change or extra; vi) Borrower complies with Section 1.4 of this Agreement to cover any excess cost resulting from the change or extra; and vii) completion of the Improvements by the Completion Date will not be affected. Bank shall not be obligated to review a proposed change unless it has received all documents necessary to review such change, such as the change order, cost estimates, plans and specifications, and evidence that all approvals by all applicable parties have been obtained.

Section 2.5. Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in the construction of the Improvements, but not yet affixed to or incorporated into the Improvements on the Land, to be stored on the Land with adequate safeguards as required by Bank to prevent loss, theft, damage or commingling with other materials or projects. Borrower shall not purchase or order materials for delivery more than forty-five (45) days prior to the scheduled incorporation of such materials into the Improvements.

Section 2.6. Inspection. Bank or Bank's agent may enter upon the Property to inspect the Property and any materials at any reasonable time. Borrower will furnish to Bank at any time for inspection and copying all Plans, shop drawings, specifications, books and records, and other documents and information required by Bank.

Section 2.7. Notice to Bank. Borrower shall promptly notify Bank in writing of any of the following events, specifying in each case the action Borrower has taken or will take with respect thereto: viii)any violation of any law or governmental requirement; ix)any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or the Property or any material development therein; x)any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; xi)any labor controversy pending or threatened against Borrower or any contractor or any material development in any labor controversy; xii) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; or xiii)any failure by Borrower or any contractor to perform any material obligation under any construction contract, any event or condition which would permit termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing.

Section 2.8. Assignment of Contracts and Plans. As additional security for the payment of the Construction Loan, at Bank's request Borrower agrees to transfer and assign to Bank together with such consents thereto as Bank may request all of Borrower's rights and interest, but not its liability, in, under, all existing or future construction, architectural and design contracts, and the Plans, and further agrees that all of the same shall be covered by the security agreement provisions of the Deed of Trust. Borrower represents and warrants that the copy of any contract furnished or to be furnished to Bank is and shall be a true and complete copy thereof, that the copies of the Plans delivered to Bank are and shall be true and complete copies of the Plans, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance. Neither this assignment nor any action by Bank shall constitute an assumption by Bank of any obligation under any contract or with respect to the Plans, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto, Borrower hereby agreeing to perform all of its obligations under any contract. Bank shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action Bank may determine necessary to cure any default under any contract or with respect to the Plans or to protect the rights of Borrower or Bank with respect thereto. Bank shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid. Borrower indemnifies and holds Bank harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any action taken by Bank. Bank may use the Plans for any purpose relating to the Improvements. Borrower irrevocably constitutes and appoints Bank as Borrower's attorney-in-fact, which power of attorney shall be irrevocable and coupled with an interest, in Borrower's name or in Bank's name to enforce all rights of Borrower under any contract or with respect to the Plans.

Section 2.9. Omitted.

Section 2.10. Financial Statements. Borrower shall deliver to Bank the Financial Statements and other statements and information at the times and for the periods described in the Basic Information, as otherwise required by any other Loan Documents and from time to time such additional financial statements and information Bank requests.

Section 2.11. Annual Appraisal. Bank may obtain at Borrower's expense, as required by Bank's policy from time to time, an appraisal of any part of the Property prepared in accordance with written instructions from Bank by a third-party appraiser engaged directly by Bank; provided, Borrower will not be required to pay for more than one (1) appraisal in any twelve (12) month period. Each such appraiser and appraisal shall be satisfactory to Bank (including satisfaction of applicable regulatory requirements). The cost of each such appraisal shall be due and payable by Borrower on demand and shall be secured by the Loan Documents.

Section 2.12. Reports and Vouchers. Borrower shall (a) promptly deliver to Bank copies of all reports, studies, inspections and tests made on the Land, the Improvements or the materials to be incorporated into the Improvements; and (b) make additional tests Bank reasonably requires. Borrower shall immediately notify Bank of such report, study, inspection or test that indicates any adverse condition in the Land or the Improvements.

Section 2.13. Payment of Withholding Taxes. Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with the United States all amounts of tax required to be deducted and withheld with respect to such wages under the Internal Revenue Code, and to make timely payment to or deposit with any local and/or state governmental authority or agency having jurisdiction all amounts of tax required to be deducted and withheld with respect to such wages under any applicable local and/or state laws.

Section 2.14. Representations and Warranties. Borrower hereby represents and warrants to Bank that xiv) to the extent required by applicable law, Borrower has filed all necessary tax returns and reports and has paid all taxes and governmental charges thereby shown to be owing; xv) the Plans have been or will, prior to commencement of construction, be approved by all applicable governmental authorities, accepted by each contractor, complete in all material respects, adequate for the construction of the Improvements (containing all necessary detail), and in compliance with the Loan Documents, all applicable laws, restrictive covenants, and governmental requirements, rules, and regulations; xvi) the Land is, or will be, separately assessed for tax purposes; xvii) the Land and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; xviii) the Plans will and the Improvements when constructed will comply with all legal requirements regarding access and facilities for handicapped or disabled persons; xix) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement; xx) the construction schedule for the Project is realistic and the Completion Date is a reasonable estimate of the time required to complete the Project; and xxi) the Financial Statements delivered to Bank are true and correct, and there has been no material change of Borrower's financial condition from the financial condition of Borrower indicated in such Financial Statements.

Section 3. - DEFAULT AND REMEDIES

Section 3.1. Events of Default. "Default" shall have the meaning set forth in the Loan Agreement.

Section 3.2. Remedies. Upon a Default Bank may, at its election, but without any obligation to do so, pursue the remedies set forth in the Loan Agreement or in any of the other Loan Documents.

Section 4. - GENERAL TERMS AND CONDITIONS

Section 4.1. Omitted.

Section 4.2. Bank's Consent. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of judgment of Bank is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole reasonable discretion of Bank; and (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Bank. Notwithstanding any approvals or consents by Bank, Bank has no obligation or responsibility whatsoever for the adequacy, form or content of the Plans, the Budget, any contract, any change order, any lease, or any other matter incident to the Property or the construction of the Improvements. Bank's acceptance of an assignment of the Plans shall not constitute approval of the Plans. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Bank shall be for Bank's protection only, and shall not constitute any assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project. Bank has no duty to supervise or to inspect the Property or the construction of the Improvements nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of, the existence of negligent, faulty, inadequate or defective design or construction of the Improvements. Bank shall not be liable or responsible for any defect in the Property or the Improvements, the performance or default of Borrower, Borrower's architect, engineer and contractor, or any other party, or for any failure to construct, complete, protect or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank. Inspection shall not constitute an acknowledgment or representation by Bank that there has been or will be compliance with the Plans, Loan Documents, applicable laws and governmental requirements or that the construction is free from defective materials or workmanship. Inspection whether or not followed by notice of Default shall not constitute a waiver of any Default then existing, or a waiver of Bank's right thereafter to insist that the Improvements be constructed in accordance with the Plans, Loan Documents, applicable laws, and governmental requirements. Bank's failure to inspect shall not constitute a waiver of any of Bank's rights under the Loan Documents or at law or in equity.

Section 4.3. Miscellaneous. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. Time shall be of the essence with respect to Borrower's obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by Tennessee law (without regard to any conflict of laws principles) and applicable United States federal law.

Section 4.4. Notices. Unless specifically provided otherwise, any notice for purposes of this agreement or any other Loan Document shall be given in accordance with the provisions of the Loan Agreement.

Section 4.5. Successors and Assigns. This Agreement shall be binding upon Borrower, and Borrower's heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Bank and its successors and assigns, provided, however, that Borrower shall not assign or encumber any interest of Borrower under any Loan Document or in any proceeds of the Construction Loan without the prior written consent of Bank.

Section 4.6. Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement thereof is asserted. This Agreement shall continue in full force and effect until the Obligations are paid in full; and all representations and warranties and all provisions herein for indemnity of Bank (and any other provisions herein specified to survive) shall survive payment in full of the Obligations and any release or termination of this Agreement or of any other Loan Documents.

Section 4.7. Costs and Expenses. Without limitation of any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, and reimburse to Bank on demand, and indemnify Bank from, all out-of-pocket fees, costs, and expenses paid or incurred by Bank in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Construction Loan or the enforcement of the obligations or the exercise of any right or remedy of Bank, including xxii) fees and expenses of Bank's counsel; xxiii) appraisal, re-appraisal and survey costs; xxiv) title insurance charges and premiums; xxv) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; xxvi) judgment and tax lien searches for Borrower; xxvii) escrow fees; xxviii) fees and costs of environmental investigations and site assessments; xxix) recordation taxes, documentary taxes, transfer taxes, mortgage taxes and intangible recording taxes xxx) filing and recording fees, and xxxi) brokerage fees. Borrower shall pay all costs and expenses incurred by Bank, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or termination of the Loan Documents, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

Section 4.8. Further Assurances. Borrower will, on request of Bank, xxxii) promptly correct any defect, error or omission in any Loan Document; xxxiii) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed necessary, desirable or proper by Bank to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; xxxiv) execute, acknowledge, deliver, procure, file or record any document or instrument deemed necessary, desirable, or proper by Bank and to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and xxxv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Bank to comply with the requirements of any agency having jurisdiction over Bank or any examiners of such agencies with respect to the Construction Loan, Borrower or the Property. Borrower shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Borrower (which Borrower hereby promises to pay) to Bank pursuant to this Agreement.

Section 4.9. No Assignment. Borrower shall not assign, transfer or encumber its rights or obligations under any Loan Document or any proceeds of the Construction Loan without the prior written consent of Bank.

Section 4.10. Inducement to Bank. The representations and warranties contained in the Loan Documents xxxvi) are made to induce Bank to make the Construction Loan and Bank is relying thereon, and xxxvii) shall survive any bankruptcy proceedings involving Borrower or the Property, foreclosure, or conveyance in lieu of foreclosure.

Section 4.11. Omitted.

Section 4.12. Interpretation. References to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower shall mean, each person comprising same, jointly and severally. References to persons shall include any legal entities, including public or governmental bodies, agencies or instrumentalities, and natural persons. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to the entire Agreement and not to any particular provision or section. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

Section 4.13. No Partnership, etc. The relationship between Bank and Borrower is solely that of Bank and borrower. Bank has no fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Bank or in any way make Bank a co-principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Bank's rights and interests under the Loan Documents be construed to give Bank the right to control, or be deemed to indicate that Bank is in control of, the business, properties, management or operations of Borrower.

Section 4.14. Records. The unpaid amount of the Construction Loan set forth on the books and records of Bank maintained in the ordinary course of its business shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on the books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Construction Loan when due.

Section 4.15. Exhibits. This Agreement includes the Exhibits listed below which are marked by "X", all of which Exhibits are attached hereto and made a part hereof for all purposes, it being agreed that if any Exhibit to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

X	Exhibit "A"	-	Legal description of the Land
X	Exhibit "B"	-	Basic Information
X	Exhibit "C"	-	Certain Conditions to Initial Funding
X	Exhibit "D"	-	Budget
X	Exhibit "E"	-	Plans
X	Exhibit "F"	-	Requisitions
X	Exhibit "F-1"	-	Requisition - Draw Request Information
X	Exhibit "G"	-	Survey Requirements
X	Exhibit "H"	-	Architect's Certificate

Section 4.16. Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Bank with respect to the transactions arising in connection with the Construction Loan and supersede all prior written or oral understandings and agreements between Borrower and Bank with respect to the matters addressed in the Loan Documents.

Section 4.17. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.A./Endispute (J.A.M.S.), as amended from time to time, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

(a) Special Rules. The arbitration shall be conducted in Nashville, Davidson County, Tennessee and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

(b) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. § 91 or any substantially equivalent state law; or (iii) limit the right of Bank (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.

(Remainder of Page Intentionally Left Blank)

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED and DELIVERED as of the ___ day of ___________, 2005.

Borrower’s Address for Notices:	BORROWER:
111 Westwood Place, Suite 200 Brentwood, Tennessee 37027	ARC HDV, LLC
By:

Name:

Title:
The Federal Tax Identification Number of Borrower: _______________

Bank’s Address for Notices:		BANK:
TN1-100-08-07 414 Union Street, 4th Fl. Nashville, TN 37239-1697 Attention: Healthcare Lending		BANK OF AMERICA, N.A.
By:

Name:

Title:

EXHIBIT "A"

PARCEL NO. 1:

THAT PORTION OF THE NORTHEAST QUARTER OF SECTION 16, TOWNSHIP 3 NORTH, RANGE 1 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

COMMENCING AT A HALF-INCH REBAR FOUND AT THE NORTH QUARTER CORNER OF SAID SECTION 16, FROM WHICH A ONE-INCH IRON BAR AT THE NORTHEAST CORNER OF SAID SECTION BEARS NORTH 87 DEGREES 41 MINUTES 30 SECONDS EAST, A DISTANCE OF 2691.76 FEET;

THENCE NORTH 87 DEGREES 41 MINUTES 30 SECONDS EAST, ALONG THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION, A DISTANCE OF 1043.98 FEET TO THE POINT OF BEGINNING;

THENCE CONTINUING NORTH 87 DEGREES 41 MINUTES 30 SECONDS EAST, ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER, A DISTANCE OF 827.66 FEET TO THE CENTERLINE OF PLAZA DEL RIO BOULEVARD AS SHOWN ON THE PLAZA DEL RIO MAP OF DEDICATION, ACCORDING TO BOOK 344 OF MAPS, PAGE 47;

THENCE SOUTH 02 DEGREES 18 MINUTES 30 SECONDS EAST, ALONG SAID CENTERLINE, A DISTANCE OF 658.71 FEET TO A HALF-INCH REBAR FOUND AT THE NORTHEAST CORNER OF THAT PARCEL OF LAND DESCRIBED AS 88-331437 OF OFFICIAL RECORDS OF MARICOPA COUNTY;

THENCE SOUTH 87 DEGREES 41 MINUTES 30 SECONDS WEST, ALONG THE NORTH LINE OF SAID PARCEL, A DISTANCE OF 692.63 FEET TO A COTTON-SPINDLE WITH TAG (#24738) FOUND AT THE NORTHWEST CORNER OF SAID PARCEL;

THENCE SOUTH 02 DEGREES 18 MINUTES 30 SECONDS EAST, ALONG THE WEST LINE OF SAID PARCEL, A DISTANCE OF 41.30 FEET TO A HALF-INCH REBAR FOUND;

THENCE SOUTH 87 DEGREES 41 MINUTES 30 SECONDS WEST, A DISTANCE OF 105.01 FEET TO A POINT;

THENCE NORTH 02 DEGREES 18 MINUTES 30 SECONDS WEST, A DISTANCE OF 307.06 FEET TO A BRASS CAP FOUND FLUSH;

THENCE SOUTH 87 DEGREES 41 MINUTES 30 SECONDS WEST, A DISTANCE OF 30.02 FEET TO A HALF-INCH REBAR WITH CAP (LS #13562) FOUND AT THE SOUTHEAST CORNER OF THAT PARCEL DESCRIBED IN 89-277884 OF OFFICIAL RECORDS OF MARICOPA COUNTY;

THENCE NORTH 02 DEGREES 18 MINUTES 30 SECONDS WEST, A DISTANCE OF 392.95 FEET TO THE POINT OF BEGINNING.

PARCEL NO. 2:

NON-EXCLUSIVE EASEMENTS FOR DRAINAGE, WALKWAY, PARKING AND ACCESS AS SET FORTH IN EASEMENT AGREEMENT RECORDED MARCH 31, 1997 AS 97-0763185 OF OFFICIAL RECORDS AND RE-RECORDED AS 97-0769793 OF OFFICIAL RECORDS; ASSIGNMENT OF EASEMENT RECORDED AS 98-1153322 OF OFFICIAL RECORDS AND FIRST AMENDMENT RECORDED AS 2000-0123884 OF OFFICIAL RECORDS.

Exhibit A - Page 1

EXHIBIT "B"

BASIC INFORMATION

A.	SPECIFIC DEFINITIONS:

1. "Additional Land" means certain individual parcels that bisect the Land including closure of an existing public right-of-way, all as reflected in the approved Plans.

2. "Agent to Request Advance" means Ross Roadman and/or Bill Sheriff.

3. "Appraised Value" means $33,075,000.

4. "Architect" means The Orcutt/Winslow Partnership.

5. "Borrower" means ARC HDV, LLC.

6. "Completion Date" means November 1, 2006.

7. "Construction Account" means account no. _________________.

8. "Improvements" means all on-site and off-site improvements to the Land for a 40-unit assisted living facility, all as reflected in the approved Plans for the Project, to be constructed on the Land, together with all fixtures, tenant improvements, and appurtenances now or later to be located on the Land and/or in such improvements.

9. "Permitted Changes" means changes to the Plans or Improvements, provided the cost of any single change or extra does not exceed $50,000.00 and the aggregate amount of all such changes and extras (whether positive or negative) does not exceed $200,000.00.

10. "Project" means the Land, the construction of the Improvements, and if applicable, the leasing and operation of the Improvements.

11. "Title Insurer" means First American Title Insurance Company.

B.	GENERAL DEFINITIONS:

1. "Architect's Certificate" means the Architect's Certificate attached hereto as Exhibit "H".

2. "Budget" means the budget and cost itemization for the Project attached as Exhibit "D".

3. "Deed of Trust" means the Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement described in the Loan Agreement.

4. "Default" is defined in Section 3.1.

5. "Environmental Agreement" means the Environmental Indemnity Agreement dated of even date herewith, between Borrower and Bank.

Exhibit B - Page 1

6. "Land" means the real estate described in Exhibit "A".

7. "Loan Agreement" means the Loan Agreement of even date herewith between Bank and Borrower, as the same may be amended, modified or restated from time to time.

8. "Plans" means the plans and specifications listed in Exhibit "E".

9. "Property" means Borrower's estate in the Land, the Improvements and all other property constituting the Project.

10. "Title Insurance" means the title insurance described in Exhibit "C".

Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Exhibit B - Page 2

EXHIBIT "C"

CERTAIN CONDITIONS PRECEDENT TO INITIAL FUNDING

1. Fees and Expenses. Borrower shall have paid all other fees, costs and expenses then required to be paid pursuant to this Agreement and any other Loan Documents.

2. Financial Statements. Bank shall have received and approved the Financial Statements of Borrower or any other party required by any loan application or commitment or otherwise required by Bank.

3. Appraisal. Bank shall have received and approved a market value appraisal which appraises the Property on a "completed value" basis at not less than the Appraised Value. The appraiser and appraisal must be satisfactory to Bank (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Bank.

4. Draw Schedule and Budget. Bank shall have received and approved Borrower's proposed cash flow, draw schedule, and construction schedule, for the Project.

5. Architect's Certificate; Budget. Bank shall have received the executed Architect's Certificate from the Architect. To the extent not previously delivered in final form, Borrower shall also prepare and deliver the final Budget to be attached as Exhibit “D”.

6. Authorization. Bank shall have received and approved evidence Bank requires of the existence, good standing, authority and capacity of Borrower and American Retirement Corporation to execute, deliver, and perform the Loan Documents, including but not limited to:

(a) For each partnership (including a joint venture): (i) a true and certified copy of an executed copy of the partnership agreement and all amendments thereto, and (ii) for each limited partnership, an original of the certificate of limited partnership accompanied by a certificate, dated within sixty (60) days of the Construction Loan closing, that the copy is true and complete issued by the appropriate governmental official of the jurisdiction of formation, and satisfactory evidence of registration or qualification to do business in the state where Borrower's principal place of business is located and the State where the Project is located.

(b) For each corporation: (i) a certified copy of its articles of incorporation and by-laws, and all amendments thereto, (ii) a certificate of incumbency of all of its officers who will be authorized to execute or attest any of the Loan Documents, (iii) a copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement, (iv) certificates, dated within sixty (60) days of the Construction Loan closing, of existence, good standing and qualification to do business in the state of its creation and, if different, in the state where the Project is located, issued by the appropriate governmental officials.

(c) For each limited liability company: (i) a certified copy of its Articles of Organization and Operating Agreement, and all amendments thereof, (ii) a Certificate of Incumbency of its managers or other individuals who will be authorized to execute or attest any of the Loan Documents, (iii) a copy of Resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement, (iv) Certificates, dated within sixty (60) days of the Construction Loan Closing, of existence, good standing and qualification to do business in the state of its creation, and, if different, in the state where the project is located, issued by the appropriate governmental officials.

Exhibit C - Page 1

(d) All certificates, resolutions, and consents required by Bank applicable to the foregoing.

7. Loan Documents. Borrower and each other person or entity required by Bank shall have duly executed, acknowledged and/or sworn to as required, recorded or filed, and delivered to Bank all Loan Documents then required by Bank, dated the date of this Agreement, all in form and content satisfactory to Bank.

8. Opinions. Bank shall have received the written opinion of counsel satisfactory to Bank for the Borrower, addressed to Bank, dated the date of this Agreement.

9. Survey; No Special Flood Hazard. Bank shall have received two (2) prints of an original survey of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Insurer, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Bank and the Title Insurer and otherwise complying with Exhibit "G", together with a flood insurance policy in an amount equal to the lesser of the maximum Construction Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Bank that none of the Land is located in a flood hazard area.

10. Title Insurance. Bank shall have received and approved one or more title insurance policies, as Bank may require, issued by the Title Insurer, on a coinsurance and/or reinsurance basis if and as required by Bank, insuring that the Deed of Trust constitutes a valid first lien covering the Borrower's fee simple estates and all improvements thereon, and subject only to those exceptions and encumbrances (regardless of rank or priority) Bank approves, in a form acceptable to Bank and containing such affirmative coverages as may be required by Bank, and with all "standard" exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefore; containing no exception for standby fees or real estate taxes other than those for 2005 and no exception for subsequent assessments for prior years; providing full coverage against mechanics' and materialmen's liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefore; insuring that no restrictive covenants shown in the Title Insurance have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring that fee simple indefeasible or marketable (as coverage is available) fee simple title to the Land and Improvements is vested in Borrower; containing such endorsements as Bank may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefore; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefore; and containing provisions acceptable to Bank regarding advances of Construction Loan amounts after closing.

Exhibit C - Page 2

11. Plans. Bank shall have received and approved two (2) true and correct copies of all existing Plans (including the site plan), together with satisfactory evidence that all applicable governmental authorities, Borrower, Borrower's architect, engineer, and contractors have approved the same.

12. Contracts. At the request of Bank, Bank shall have received and approved (a) a list containing the names and addresses of all existing contractors, architects, engineers, and other suppliers of services and materials for the Project, their respective contract amounts, and a copy of their contracts; and (b) duly executed, acknowledged and delivered originals from each contractor, architect, engineer, subcontractor, or supplier of services or materials required by Bank, of (i) consents or other agreements satisfactory to Bank and (ii) agreements satisfactory to Bank subordinating all rights, liens, claims and charges they may have or acquire against Borrower or the Property to the rights, liens and security interests of Bank.

13. Insurance Policies. Bank shall have received and approved the insurance policies initially required by Bank, pursuant to the Loan Documents, together with evidence satisfactory to Bank that all premiums therefore have been paid and that the policies are in full force and effect.

14. Environmental Compliance/Report. Bank shall have received and approved evidence satisfactory to Bank that no portion of the Land is "wetlands" under any applicable law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any governmental authority, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under, any law or governmental requirement pertaining to health or the environment, including without limitation, a written report of an environmental assessment of the Property, made by an engineering firm, and of a scope and in form and content satisfactory to Bank, complying with Bank's established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Bank. All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Bank.

15. Soil Reports. Bank shall have received and approved a soil composition test and any other tests reasonably deemed necessary by Bank, satisfactory to Bank, and performed by a licensed professional engineer satisfactory to Bank, if requested by Bank.

16. Access, Utilities, and Laws. Bank shall have received and approved (a) satisfactory evidence that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate governmental authority, that all costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would adversely affect the Project; (b) letters from the applicable utility companies or governmental authorities confirming that all utilities necessary for the Improvements are available at the Land in sufficient capacity, together with evidence satisfactory to Bank of paid impact fees or utility reservation deposits or connection fees required to assure the timely availability of such services; (c) satisfactory evidence that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been or will be complied with without the necessity of variance and without the Property being a nonconforming use; (d) evidence satisfactory to Bank that the Land and Improvements comply and will comply with all laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; (e) a true and correct copy of a valid building permit for the Improvements, together with all other permits and approvals necessary for construction of the Improvements; and (f) evidence satisfactory to Bank of compliance by Borrower and the Property, and the proposed construction, use and occupancy of the Improvements, with such other applicable laws and governmental requirements as Bank may request, including all laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794) and any applicable state requirements.

Exhibit C - Page 3

17. Parking. Bank shall have received evidence satisfactory to the Bank that there is sufficient onsite parking for the improvements to be constructed thereon.

18. Omitted.

19. Tax and Standby Fee Certificates. Bank shall have received and approved satisfactory evidence (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, standby fees, impact fees, and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements, or will be reassessed shortly after Closing to reflect same.

20. Omitted.

21. Compliance With Warranties. All representations and warranties of the Borrower contained in this Agreement shall be true and correct as of the date of disbursement.

22. Omitted.

23. Other Documents. Borrower and any other person or entity, shall have delivered to Bank, in form and content satisfactory to Bank, such other documents and certificates as Bank may reasonably request.

Exhibit C - Page 4

EXHIBIT "D"

BUDGET

Certified Cost Breakdown to be supplied by Borrower

Exhibit D - Page 1

EXHIBIT "E"

PLANS

(See Bank file)

Exhibit E - Page 1

EXHIBIT "F"

ADVANCES

1. Requisition. A "Requisition" means a properly completed and executed written application by the Agent to Request Advance to Bank in the form of Exhibit "F-1" (or in another form approved by Bank) setting forth the amount of Construction Loan proceeds desired, together with such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information required by Bank. At least five (5) business days before the requested date of each advance, Borrower shall deliver a Requisition to Bank. Borrower shall be entitled to an advance only in an amount approved by Bank in accordance with the terms of this Agreement and the Loan Documents. Bank shall not be required to make advances more frequently than once each calendar month. Bank shall, only upon the satisfaction of all applicable conditions of this Agreement and the Loan Documents, make the requested advance to Borrower on a business day within five (5) business days after such satisfaction. Each Requisition, and Borrower's acceptance of any advance, shall be deemed to ratify and confirm that all representations and warranties in the Loan Documents remain true and correct as of the date of the Requisition and the advance, respectively.

2. Advances. Subject to Section 6 of this Exhibit "F" all advances made to Borrower shall be disbursed in accordance with the terms hereof. All such advances shall be for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose. Following receipt and approval of a Requisition, all supporting documentation and information, Bank will determine the amount of the advance it will make in accordance with this Agreement, the Loan Documents and the Budget and the following standards:

(a) For construction work advances will initially be made on the basis of ninety percent (90%) of the costs shown on the application for payment from the contractor reviewed and approved by Bank of the work or material in place on the Improvements that comply with the terms of the Loan Documents, minus all previous advances and all amounts required to be paid by Borrower, as described in Columns (B) and (C) of the Budget, until the Project is fifty percent (50%) complete; thereafter, no additional retainage will be required and advances will be funded on the basis of one hundred percent (100%) of the costs shown on the application.

(b) Advances will not be made for building materials or furnishings that are not yet incorporated into the Improvements ("stored materials") unless the stored materials are in Borrower's possession and satisfactorily stored on the Land.

3. Omitted.

4. Conditions to All Advances. As conditions precedent to Bank’s approval of each advance made pursuant to a Requisition in addition to all other requirements contained in the other Loan Documents, Borrower must satisfy the following conditions as determined by Bank:

(a) properly completed Requisition with all supporting information.

Exhibit F - Page 1

(b) No Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default exists.

(c) The representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance.

(d) Each subcontract or other contract for labor, materials, services and/or other work included in a Draw Request shall have been duly executed and delivered by all parties thereto and shall be effective, and Bank shall have received a true, complete copy of a fully executed copy of each such subcontract or other contract as Bank may have requested.

(e) No mechanics or materialmen's lien or other encumbrance shall have been filed and remain in effect against the Property, and releases or waivers of mechanics' liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property shall have been obtained or Borrower shall bond off under the provisions of applicable law any lien or claim of lien filed for record, within thirty (30) days of the date of notice to Borrower of filing of said claim.

(f) The Title Insurance shall have been endorsed and down-dated in a manner satisfactory to Bank to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not approved by Bank.

(g) To the extent requested by Bank, Bank shall have received written certification by Borrower's architect, that to the best of such party's knowledge, information, and belief, construction is in accordance with the Plans, the quality of the work for which the advance is requested is in accordance with the applicable contract, the amount of the advance requested represents work in place based on on-site observations and the data compromising the Draw Request, the work has progressed as indicated, and the applicable contractor is entitled to payment of the amount certified.

(h) To the extent requested by Bank, Bank shall have received (i) a foundation survey made immediately after, but in no event later than ten (10) days after, the laying of the foundation of each building or structure of the Improvements satisfactory to Bank complying with Exhibit "G", (ii) a certificate of Borrower's architect stating that based on personal inspection, the foundations have been completed in accordance with the Plans and are satisfactory in all respects, and (iii) a bearing-capacity test report with respect to the excavated footings and foundations, reviewed and approved by the Borrower's architect.

(i) To the extent requested by Bank, Bank shall have received within ten (10) days after the pouring of concrete for any Improvements, a report satisfactory to Bank of the results of concrete tests made at the time the concrete is poured.

(j) Bank shall have received within ten (10) days after the compaction of any soil for construction, a report satisfactory to Bank of the results of soil tests, if applicable.

(k) As of the date of making such advance, no event shall have occurred, nor shall any condition exist, that could have an adverse effect on the enforceability of the Loan Documents, be materially adverse to the financial condition of Borrower, impair the ability of Borrower to fulfill its material obligations under the Loan Documents, or otherwise have any adverse effect whatsoever on the Property.

Exhibit F - Page 2

(l) The Improvements shall not have been damaged and not repaired.

(m) Borrower shall have paid all amounts required to be paid by Borrower under the Budget.

(n) Borrower shall have made the Borrower's Deposit if required by Section 1.4 of this Agreement.

(o) Borrower shall have delivered to Bank such other information, documents and supplemental legal opinions as may be required by Bank.

(p) With respect to any advance to pay a contractor, Bank shall have received original applications for payments in form approved by Bank, containing a breakdown by trade and/or other categories acceptable to Bank, executed and certified by each contractor and Borrower's architect, accompanied by invoices.

(q) Borrower shall provide Bank with copies of all field reports of the Project architect and engineer at Bank's request.

5. Final Advance for Improvements. The final advance for the Improvements (including retainage) shall not be made until thirty (30) days after the Bank shall have received the following:

(a) Certificates from Borrower's architect, engineer and contractor, certifying that the Improvements (including any off-site improvements) have been completed in accordance with, and as completed comply with, the Plans and all laws and governmental requirements; and Bank shall have received two (2) sets of detailed "as built" Plans approved in writing by Borrower, Borrower's architect, and each contractor, including plans and specifications for architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage, utility lines and landscaping) work.

(b) Final affidavits (in a form approved by Bank) from Borrower's architect, engineer, and each contractor certifying that each of them and their subcontractors, laborers, and materialmen has been paid in full for all labor and materials for construction of the Improvements; and final lien releases or waivers (in a form approved by Bank) by Borrower's architect, engineer, contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property.

(c) The Title Insurance shall be endorsed to remove any exception for mechanics' or materialmen's liens or pending disbursements, with no additional title change or exception objectionable to Bank, and with such other endorsements required by Bank.

(d) Evidence satisfactory to Bank that all laws and governmental requirements have been satisfied, including receipt by Borrower of all necessary governmental licenses, certificates of need and permits (including certificates of occupancy) with respect to the completion, use, occupancy and operation of the Improvements, together with evidence satisfactory to Bank that all such licenses, certificates, and permits are in full force and effect and have not been revoked, canceled or modified.

Exhibit F - Page 3

(e) Two (2) copies of a final as-built survey satisfactory to Bank and complying with Exhibit "G".

6. Omitted.

7. Conditions and Waivers. All conditions precedent to the obligation of Bank to approve any advance are imposed hereby solely for the benefit of Bank and the parties under the Loan Documents, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Bank will refuse to make any advance in the absence of strict compliance with such conditions precedent. Any requirement of this Agreement may be waived, in whole or in part, in a specific written waiver intended for that purpose and signed by Bank. Bank shall have the right to approve and verify the periodic progress, costs incurred by Borrower, and the estimated costs remaining to be incurred. No advance shall constitute an approval or acceptance by Bank of any construction work, a waiver of any condition precedent to any further advance, or preclude Bank from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default. No waiver by Bank of any condition precedent or obligation shall preclude Bank from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.

Exhibit F - Page 4

EXHIBIT "F-1"

REQUISITION

Borrower shall use AIA Forms G702 and G703 for all draw requests.

Exhibit F - Page 5

EXHIBIT "G"

SURVEY REQUIREMENTS

1. Field Note Description. The Survey shall contain a certified metes and bounds description complying with the following: (i) the beginning point shall be established by a monument located at the beginning point, or by reference to a nearby monument; (ii) the sides of the Land shall be described by giving the distances and bearings of each; (iii) the distances, bearings, and angles shall be taken from an instrument survey by a registered professional engineer or registered professional land surveyor; (iv) curved sides shall be described by data including: length of arc, central angle, radius of circle for the arc and chord distance, and bearing; (v) the description shall be a single perimeter description of the entire Land. If and as instructed, there shall also be a separate metes and bounds description of one or more constituent tracts out of the Land; (vi) the description shall include a reference to all streets, alleys, and other rights-of-way that abut the Land, and the width of all rights-of-way mentioned shall be given the first time these rights-of-way are referred to; (vii) for each boundary line abutting a street, road, alley or other means of access, the description must, in calling the boundary line, state that the boundary line and the right-of-way line are the same; (viii) if the Land has been recorded on a map or plat as part of an abstract or subdivision, reference to such recording data shall be made; and (ix) the total acreage and square footage of the Land shall be certified.

2. Lot and Block Description. If the Land consists of one or more complete lots or blocks included within a properly established recorded subdivision or addition, then a lot and block description will be an acceptable substitute for a metes and bounds description, provided that the lot and block description must completely and properly identify the name or designation of the recorded subdivision or addition and give the recording information therefore.

3. Map or Plat. The Survey shall also contain a certified map or plat clearly showing the following: (i) the Land; (ii) the relation of the point of beginning of the Land to the monument from which it is fixed; (iii) all easements, streets, roads, alleys and rights-of-way on or abutting the Land, showing recording information therefore by volume and page; (iv) if the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown; (v) the established building setback lines, if any, including those by restrictive covenant, recorded plat and zoning ordinance (identifying the source in each case, by volume and page reference if applicable); (vi) all easements appurtenant to said Land, with recording information by volume and page; (vii) the boundary lines of the street or streets abutting the Land and the width of said streets and the width of the rights-of-way therefore; (viii) the distance from the nearest intersecting street or road to the Land; (ix) all structures and improvements on the Land (with designation and dimensions of each party wall, if any) with horizontal lengths of all sides and the relation thereof by distances to (A) all boundary lines of the Land, (B) easements, (C) established building lines and (D) street lines; (x) the types of materials comprising the exterior walls and roofs of all buildings; (xi) all street addresses of improvements on the Land; (xii) all curb cuts, driveways, fences, sidewalks, stoops and landscaping; (xiii) the number of stories of all multi-story structures; (xiv) the location, type and size of all utility lines as they service the Land and improvements (sewer, water, gas, electric and telephone); (xv) all encroachments and protrusions, if any, from or upon the Land or any improvements thereon or upon any easement, building setback line or other restricted area, with exact measurements; (xvi) all parking and paved areas, including the number of vehicles that may be parked; (xvii) all distances, angles and other calls contained in the legal description; (xviii) the location, type and size of all monuments, and as to each monument, indication whether it was found or placed by the surveyor; (xix) the boundaries of any flood hazard area or flood plain area in which any part of the Land lies, with the map number, date and source (governmental authority) of each flood map shown; (xx) all surface water bodies or courses; (xxi) the date of any revisions subsequent to the initial survey prepared pursuant to these requirements; (xxii) a legend explaining the meaning of all symbols used on the plat; and (xxiii) the scale of all distances and dimensions on the plat.

Exhibit G - Page 1

4. Certification. The certification for the property description and the map or plat shall be addressed to Bank, Borrower and the Title Insurer, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in form reasonably acceptable to Bank.

Exhibit G - Page 2

EXHIBIT "H"

ARCHITECT'S CERTIFICATE

The undersigned ("Architect") hereby states the following to Bank of America, N.A., a national banking association ("Lender"), regarding the Plans and Specifications described on the Schedule of Plans and Specifications attached hereto ("Plans and Specifications"), and any agreements ("Agreements") between Architect and ARC HDV, LLC ("Borrower") or American Retirement Corporation pertaining to the construction of the improvements described in the Plans and Specifications (the "Improvements"), such Improvements to be located upon certain land in Peoria, Maricopa County, Arizona, as more particularly described in Exhibit "A", attached hereto and made a part hereof by reference (said land and the Improvements being collectively referred to as the "Property"). Architect further represents and warrants to and agrees with Lender as follows:

1. Architect is licensed and authorized to practice architecture under the laws of the State of Arizona and is familiar with the federal, state, and local laws and ordinances relevant to the construction of the Improvements. Architect prepared all of the Plans and Specifications or such Plans and Specifications were prepared under Architect's supervision and direction, and Architect is responsible therefore.

2. Attached hereto as Exhibit "B" is a true and complete copy of all written Agreements.

3. The Plans and Specifications are final, complete and adequate for the construction of the Improvements, and, as of the date hereof, there have been no modifications thereof except as described on the attached Schedule.

4. To the best of Architect's professional knowledge (a) the Improvements, if constructed in accordance with the Plans and Specifications, will fully comply with all applicable governmental statutes, ordinances, codes, and regulations (including but not limited to those relating to access and facilities for handicapped persons), applicable restrictive covenants and the approved site plan; and (b) the structural design of the Improvements, the proposed method of construction, the foundation plan, and the materials specified by the Plans and Specifications for the project are adequate and appropriate for the contemplated Improvements and for the soil conditions at the construction site.

5. Architect has no counterclaim, right of set-off, defense or like right against Lender or Borrower, and Architect acknowledges that Architect has been paid in full for all services and costs in connection with the Agreements and the Plans and Specifications and the preparation thereof except fees to be paid hereafter for additions or changes thereto or for inspection of construction of the Improvements.

6. If Borrower defaults in making any payment or in performing any other obligation under the Agreements, Architect shall promptly give Lender written notice thereof. If Architect learns of any default in payment due to any subcontractor or other person supplying labor or materials in connection with the architectural work for the project, Architect shall similarly advise Lender thereof.

Exhibit H - Page 1

7. Nothing herein shall be construed to create any duty owing by Lender to Architect. Architect is executing this Certificate to induce Lender to make a loan to Borrower pursuant to that certain Loan Agreement by and between Borrower and Lender, and Architect understands that Lender would not do so but for Architect's execution and delivery of this Certificate.

Executed this _____ day of ___________, 2005.

ARCHITECT

By:
Name:
Title:

Exhibit H - Page 2

EXHIBIT "A"

Property

Exhibit H - Page 3

EXHIBIT "B"

Agreements

Exhibit H - Page 4